Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT



                               State or Other
                               Jurisdiction of
Name of                        Incorporation                  Percent
Subsidiary                     or Organization                 Owned
----------                     ---------------                 -----


High Worth Holdings, Ltd.      British Virgin Islands           100

CBR Finance (B.V.I) Ltd.       British Virgin Islands           100

March International Group      British Virgin Islands           100
  Ltd.

Zhaoqing Blue Ribbon High      Sino-foreign joint venture        60 (1)
  Worth Brewery, Ltd.

Zhaoqing Brewery               People's Republic of China        60 (1)

Zhaoqing Blue Ribbon           Sino-foreign joint venture        24 (1)
  Brewery Noble, Ltd.

Zhaoqing Blue Ribbon Beer      People's Republic of China        42 (1)
  Marketing Company Limited

Zao Yang Blue Ribbon High      People's Republic of China        33 (1)
  Worth Brewery Ltd.

--------------------------

(1)     Represents the Company's effective interest.